As filed with the Securities and Exchange Commission on March 15, 2006
Registration No. 333-129750

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Myogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1348020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7575 West 103rd Avenue, Suite 102
Westminster, Colorado 80021
(303) 410-6666
(Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices)

J. William Freytag
Chief Executive Officer
Myogen, Inc.
7575 West 103rd Avenue, Suite 102
Westminster, Colorado 80021
(303) 410-6666
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Andrew D. Dickinson	James C. T. Linfield
Vice President, General Counsel and Secretary	Brent D. Fassett
Myogen, Inc.	Cooley Godward LLP
7575 West 103rd Avenue, Suite 102	380 Interlocken Crescent, Suite 900
Westminster, Colorado 80021	Broomfield, CO 80021
(303) 410-6666	(720) 566-4000

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      The purpose of this Amendment No. 1 is solely to amend the Registration Statement to check the appropriate box on the cover page indicating that securities being registered on the Registration Statement are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. This Amendment does not otherwise change any information filed in the original Registration Statement.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on March 15, 2006.

MYOGEN, INC.

By:	/s/ J. William Freytag

J. William Freytag
President, Chief Executive Officer and
Chairman
POWER OF ATTORNEY
       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. William Freytag J. William Freytag	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 15, 2006

* Joseph L. Turner	Senior Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	March 15, 2006

Michael R. Bristow	Chief Science and Medical Officer and Director

* Kirk K. Calhoun	Director	March 15, 2006

* Jerry T. Jackson	Director	March 15, 2006

* Daniel J. Mitchell	Director	March 15, 2006

* Arnold L. Oronsky	Director	March 15, 2006

II-1

Signature	Title	Date

* Michael J. Valentino	Director	March 15, 2006

* Sigrid Van Bladel	Director	March 15, 2006

Judith A. Hemberger	Director	March 15, 2006

II-2